UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2016

SJW Corp.
(Exact name of registrant as specified in its charter)

California	1-8966	77-0066628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 W. Taylor Street, San Jose, California		95110
(Address of principal executive offices)		(Zip Code)
(408) 279-7800
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02:	Results of Operations and Financial Condition.

On April 27, 2016, SJW Corp. (the “Corporation”) announced its financial results for the quarter ended March 31, 2016. A copy of the press release announcing the financial results is attached hereto as Exhibit 99.1 and incorporated into this Form 8-K by reference.

Item 5.07:	Submission of Matters to a Vote of Security Holders.

At the Corporation's 2016 annual meeting of shareholders held on April 27, 2016: (i) the nine individuals listed below were elected to the Board of Directors and (ii) the appointment of KPMG LLP as the independent registered public accounting firm for 2016 was ratified, each by the votes set forth below:
Proposal 1: Election of Directors:

Name of Director	For	Withheld	Broker Non-Votes
Katharine Armstrong	13,718,197	2,661,086	2,879,608
Walter J. Bishop	16,196,801	182,482	2,879,608
Douglas R. King	16,196,921	182,362	2,879,608
Debra Man	16,252,845	126,438	2,879,608
Daniel B. More	16,256,771	122,512	2,879,608
Ronald B. Moskovitz	13,741,420	2,637,863	2,879,608
George E. Moss	16,202,017	177,266	2,879,608
W. Richard Roth	16,125,550	253,733	2,879,608
Robert A. Van Valer	16,207,833	171,450	2,879,608

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Votes
19,160,019	61,589	37,283	—

Item 9.01:	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 27, 2016 announcing the 2016 First Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SJW CORP.

Date: April 27, 2016	/s/ James P. Lynch
James P. Lynch, Chief Financial Officer and Treasurer

Exhibit Number	Description of Document

99.1	Press Release issued by SJW Corp., dated April 27, 2016 announcing the 2016 First Quarter Financial Results.